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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Comptronix Corporation:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 1996, appearing in this Form 10-K for each of the years in the three year period ended December 31, 1995, in the Company's previously filed Registration Statement No. 33-32987 on Form S-8 for the Comptronix Corporation 1985 Employee Incentive Stock Option Plan and Outside Directors Stock Option Program, the Registration Statement No. 33-31694 on Form S-8 for the Comptronix Corporation 1989 Employee Stock Incentive Plan, the Registration Statement No. 33-83612 on Form S-8 for the Comptronix Corporation Registration of Additional Shares Under the 1989 Employee Stock Incentive Plan, As Amended, and the Registration Statement No. 33-83684 on Form S-8 for the Comptronix Corporation 1991 Non-Employee Director's Equity Program and 1993 Outside Directors' Stock Plan.


                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP

Nashville, Tennessee,
March 29, 1996